UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2008, WellCare of Ohio, Inc. ("WC OH"), a wholly-owned subsidiary of the Registrant, received the Ohio Medical Assistance Provider Agreement for Managed Care Plan for CFC Eligible Population (the “CFC Provider Agreement”), between the Ohio Department of Job and Family Services and WC OH, pursuant to which WC OH offers prepaid health care services through the Ohio managed care program for the covered families and children (“CFC”) population.  The CFC Provider Agreement, among other things, reflects an increase in rates for the CFC population.  The CFC Provider Agreement is effective July 1, 2008.  A copy of the CFC Provider Agreement is attached as exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the CFC Provider Agreement.  The above description is qualified in its entirety by reference to the CFC Provider Agreement.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the U.S. Securities and Exchange Commission.  The Registrant does not believe that its business is substantially dependent on any of these contracts when each is taken individually.

Item 9.01               Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shelf Company Transaction.

None.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Ohio Medical Assistance Provider Agreement for Managed Care Plan for CFC Eligible Population between the Ohio Department of Job and Family Services and WellCare of Ohio, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Ohio Medical Assistance Provider Agreement for Managed Care Plan for CFC Eligible Population between the Ohio Department of Job and Family Services and Wellcare of Ohio, Inc.